                                                                   EXHIBIT 10.38


                              EMPLOYMENT AGREEMENT

        THIS AGREEMENT dated September 11, 2001, between WILLIAM DONALD MCCABE (the "Executive") and THERMOENERGY CORPORATION (the "Company"), with its principal office at 1300 Tower Building, 323 Center Street, Little Rock, Arkansas 72201.

        WHEREAS, Company is engaged in the clean water and clean energy business and desires to engage in the brokerage and trading of natural gas and other energy forms; and

        WHEREAS, the Company desires to employ Executive as its Vice President of Energy Resources; and

        WHEREAS, Executive desires to accept such employment, for the term and upon the other conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the agreements and covenants contained herein. Executive and Company hereby agree as follows:

                                    ARTICLE I

                                   EMPLOYMENT

        Section 1.01. Position Initial Term Responsibilities. Company shall employ Executive as its Vice President for a term commencing on September 1, 2001, and ending on December 31, 2005 provided, however, that such terms shall be extended, as of the end of each year beginning December 31, 2002, for one additional year (the result of the extensions will be a continuous four-year term at the time of contract extension), unless either Executive or Company shall have terminated this provision by written notice to the other party at least 60 days prior to such extension. The forgoing provision is subject to subsection 1.02 of this Section. Subject to the powers, authorities, and responsibilities vested in the Board of Directors (the "Board") of Company under the general corporation law of the State of Arkansas and in duly-constituted committees of the Board, Executive shall have the responsibility and authority for formulation and execution of the corporate policy, and of the administration of the corporate affairs of Company, and such other responsibilities and authorities as are customarily exercisable by a Vice President. Initially, Executive shall serve as Vice President of Energy Resources. Executive shall also perform such other executive and administrative duties (not inconsistent with the positions of Vice President of Energy Resources) as Executive may reasonably be expected to be capable of performing on behalf of Company) its subsidiaries and affiliates (collectively, including Company, "Companies"), as may from time-to time be authorized or directed by the Board. Executive agrees to be employed by Company in all such capacities for the Employment period, subject to all the covenants and conditions hereinafter set forth.

        Section 1.02. Performance Review. Six (6) months from the date of signing this Agreement, the Company and Executive shall meet to evaluate Executive's performance as part of continuing the arrangement under this Agreement, and mutually agree as to whether such arrangement shall continue in force for the full term of the Agreement as outlined in the first sentence of Article I, Section 1.01 of this Agreement. Should the Company and Executive mutually agree to terminate this Agreement, then all obligations of each party shall end, except those covenants stated in Article V of this Agreement. Should the Company and Executive mutually agree to continue the Agreement, then the terms and conditions under the Agreement shall be placed in full force for the duration of the Agreement as set forth in this section or be modified as mutually agreed upon.

        Section 1.03. Duties. During the Employment period, Executive shall perform faithfully the duties assigned to him hereunder to the best of his abilities and devote his full and undivided business time and attention to the transaction of Company's businesses during the Company's normal working hours and not engage in any other business activities in any field of the Company's business except with the approval of the Chief Executive Officer or Board of Directors.

                                   ARTICLE II

                                  COMPENSATION

        Section 2.01. Basic Compensation. As compensation for his services hereunder, Company shall pay to Executive during the Employment Period a minimum annual salary of $84,000, payable in equal monthly installments in accordance with Company's normal payment schedule for senior management of Company. As of the first day of each fiscal year of Company during the Employment Period, commencing January 1,2003, Executive's minimum annual salary shall be increased 15 percent for the next succeeding year until Executive's salary is $150,000. Thereafter, Executive's salary will be adjusted by multiplying $150,000 by a fraction the numerator of which is the Consumer Price Index for All Urban Consumers ("the CPI-U") for the month of November of the preceding fiscal year of Company, as published by the United States Department of Labor's Bureau of Labor Statistics, and the denominator of which is the CPI-U for November of the year in which Executive's Salary becomes $150,000. However, in no event shall Executive's base salary after switching to the CPI-U based index be less than $150,000. Executive's annual salary in effect from time-to-time under this
Section 2.01 is hereinafter called his "Basic Compensation". In the event that Executive's Basic Compensation is not paid as proved above, any amount not paid shall be deemed deferred and paid with interest as provided in Sections 2.02(C) and 2.02(D).

        Section 2.02.Incentive Compensation.

        A. Formula for Determining. In addition to Basic Compensation, Company shall pay to Executive as incentive compensation ("Incentive Compensation"), in respect of each fiscal year of Company or portion thereof included within the Employment Period, an amount (not to exceed 50 percent of his Basic Compensation) determined in accordance with a formula to be established annually in good faith by the Board of a committee (the "Compensation Committee") thereof authorized to act on compensation matters and, in the case of each fiscal year commencing after December 31, 2001, communicated to Executive prior to the beginning of such fiscal year, such formula to give a 50 percent weight to Company's performance (measured by such method or combination of methods as the Board of the Compensation Committee shall deem fair and equitable) during each fiscal year, and a 50 percent weight to Executive's performance (determined by the Board or the Compensation Committee on the basis of personal goals established for Executive) during each fiscal year. The formula shall be established so that Executive will have a reasonable opportunity, through diligent performance of his duties, to earn the maximum Incentive Compensation, with partial Incentive Compensation being earned for partial achievement of the performance standard. In the absence of manifest error, the determination of the amount of Incentive Compensation by the Board of the Compensation Committee in accordance shall be binding upon Executive and Company.

        B. Special Trading Compensation. Executive's primary duties include the direct or supervised sales, trade or barter of energy products. The Board can, at its discretion, institute special compensation for Executive based on a percentage of the dollar value directly related to the volume of specific or collective trade(s) as a result of the direct efforts of Executive. The size and scope of such compensation will be modeled on a standardized formula for executives standardized by the energy trading industry. Such compensation will be negotiated within the context of Executives overall compensation package. The Executive will be eligible for Special Trading Compensation no sooner than six
(6) months, nor later than twelve (12) months from the signing of this Agreement.

        C. Special Consulting Compensation. Executive may, on behalf of the Company, engage in other duties associated with his position including, but limited to, acting as a professional consultant on various energy related projects. Special Compensation for Executive on any such contract(s) that he personally performs will be Fifty-One percent (51%) of the billing rate of the contract. Compensation based on personal performance will be paid on the first of the month following receipt of payment from client. Special Consulting Compensation will be in force immediately upon signing of this Agreement.

        D. Manner of Payment. Incentive Compensation earned hereunder shall be determined by the Board of the Personnel Committee as soon as reasonably practicable after the end of each fiscal year of Company and shall be paid promptly thereafter to the Executive. However, if the Board in its judgment concludes that Company's financial position is such that it cannot pay Incentive Compensation due Executive currently, it may give a written notice (a "Deferral Notice") to Executive to the effect that all or a designed percentage of his Incentive Compensation for such fiscal year shall be deferred. Each Deferral Notice shall specify that the Incentive Compensation (or a designated percentage thereof) earned in respect of the applicable fiscal year shall be paid to Executive in a designated number of equal monthly installments (not less than 12 and not more than 36) and the date upon which such installment payments shall commence.

        E. Deferred Compensation. Deferred Basic Compensation and deferred Incentive Compensation shall bear interest on the unpaid balance thereof from the last day of the fiscal year in respect of which it was earned at the average prime commercial lending rate at Bank of America, or its successor, for 90-day loans to commercial borrowers of the highest credit standing, as supplied to Company annually by its prima computed annually in arrears, shall be added as of the last day of each fiscal year of Company to the deferred Basic Compensation and deferred Incentive Compensation with respect to which it was earned, and shall thereafter bear interest as above provided. In the event of the death of Executive, deferred Basic Compensation and deferred Incentive Compensation and the interest earned thereon shall be paid to such person or persons or the executors, administrators, or other legal representatives of such person or persons ( and in such order of priority ) as Executive may have designed in a written instrument filed with the Secretary of Company (all such persons, executors, administrators, and other legal representatives being hereinafter collectively called his "Designated Successors"); and in the event of the legal incompetence of Executive, deferred Basic Compensation and deferred Incentive Compensation and the interest earned thereon shall be paid to his lawfully appointed guardian.

        F. Right to Payment of Deferred Amounts Unconditional. Anything in this Agreement to the contrary notwithstanding, Company's obligation to make payments of Basic Compensation and Incentive Compensation earned by Executive and either not paid as provided in Section 2.01 or deferred in accordance with paragraph
(B) of this Section 2.02.

        G. Special Incentive Bonus. Upon signing of this Agreement, Executive will receive a one-time cash bonus equal to one month gross base compensation ($7,000).

        H. Car Allowance Bonus. Upon achieving a minimum of $3,500,000 gross monthly energy trading volume for four consecutive months, the Company shall pay the Executive an automobile allowance equivalent of $500.00 per month. This allowance shall continue throughout the term of employment and be automatically adjusted for inflation on an annual basis using the CPT -U index or at the discretion of the Compensation Committee.

        I. Employee Stock Ownership Plan. After the six (6) month period, the Company agrees to include Executive as a participant in the employee qualified stock ownership plan established by Company on October 12, 1998. Executive's rights in shares insured by Company and contributed to that plan shall be governed by the terms of that plan.

        Section 2.03. Incapacity. If at any time during the Employment period Executive is unable to perform fully his duties hereunder by reason of illness, accident, or other disability (as confirmed by competent medical evidence), during the first 6 months of such incapacity he shall be entitled to receive his Basic Compensation, Incentive Compensation, and any stock options to which he would be entitled under Section 2.01 and 2.02, and during any remaining period of such incapacity (but in no event beyond the end of the Employment Period determined without regard to any action taken by Company pursuant to Section 3.01(1), he shall be entitled to receive 50 percent of his Basic compensation, but no Incentive Compensation or stock options. If Executive shall resume the full performance of his duties hereunder following any period of incapacity, Executive shall be entitled to receive his Basic Compensation and Incentive Compensation. Notwithstanding the foregoing provisions of this Section 2.03, the amounts payable to Executive hereunder shall be reduced by any amounts received by Executive with respect to any such incapacity pursuant to any insurance policy, plan, or other employee benefit provided to Executive by Company. For the purposes of this Section 2.03, more than one occurrence of incapacity during the Employment Period shall be treated as a single period of incapacity regardless of any interruption in such incapacity, except that a new and separate period of incapacity shall be deemed to have commenced if (i) the illness, accident, or other disability giving rise to the latest occurrence of incapacity is totally unrelated to any prior incapacity; or (ii) notwithstanding that the illness, accident) or disability giving rise to the latest occurrence of incapacity is related to any prior incapacity, Executive has performed his duties hereunder for a continuous period of at least six months since the termination of such prior incapacity.

        Section 2.04. Life Insurance. After the six (6) month evaluation period, the Company shall pay all premiums for one or more insurance policies upon the life of Executive in an aggregate face amount of $100,000, the death benefit or benefits to be payable to such beneficiary or beneficiaries as Executive shall designate in writing to Company. Executive shall aid Company in procuring such insurance, as well as in obtaining any other life, health, accident, disability, or other insurance which Company should at any time apply for, in its own name and at its own expense, to ensure Company's obligations hereunder, by submitting to the usual and customary medical examinations and by completing, executing, and delivering such applications and other instruments, in writing as may be reasonably required by any insurance company or companies.

        Section 2.05. Other Employee Benefits. After the six (6) month evaluation period, the Company shall reimburse Executive for his reasonable expenses in connection with (i) obtaining from time-to-time of financial planning advise; (ii) preparation of his federal and state income tax returns; and (iii) cost of his annual medical examination. During the Employment period Company shall also pay the initiation fee and the annual dues and assessments for Executive's membership in a social or business club that could be construed to build good-will for Company. Executive shall also be entitled to participate in all employee benefit plans and to receive all other fringe benefits as are from time-to-time made generally available to the senior management of Company.

                                   ARTICLE III

                           INCAPACITY AND TERMINATION

        Section 3.01 Incapacity. In the event that during the Employment period there should occur (i) "Total and Permanent Incapacity" (as hereinafter defined) of Executive; (ii) substantial failure or inability (not as a consequence of an event covered by Section 2.03) or Executive to perform his obligations hereunder in a manner reasonably satisfactory to the Board; (iii) "Serious Misconduct" (as hereinafter defined) of Executive; or (iv) breach by Executive of Article V, Company (acting by resolution adopted by a majority of the directors then members of the Board) may elect to terminate the rights and obligations of the parties hereunder by written notice to Executive, except as otherwise provided in this Section 3.01, in Article IV, and in Sections 2.02(D). In the event Company exercises such election, the Employment Period shall terminate effective with such notice, but:

        1. In the case of termination pursuant to item (i) or item (ii) above, Executive shall be entitled to receive full compensation under Sections 2.01 and
2.02 for the portion of the

Employment period through the date of such termination, plus reimbursement for his expenses under Section 2.10;

        2. In the case of termination pursuant to item (ii) above, Executive shall be entitled to receive, in addition to the amounts specified in clause (1) above, an amount (paid as provided in the first sentence of Section 2.01) equal to Basic Compensation for the period between the date of such termination and the end of the Employment Period (as in effect immediately prior to such termination) minus all compensation earned by Executive in respect of any other employment during such period, although Executive shall not be required to seek such other employment (for the purpose of this clause (2), the term "compensation" shall not include (i) Any amount which is not determinable and vested in Executive during such period [irrespective of when payable]; (ii) the value of any stock options or stock appreciation rights granted to Executive during such period or (iii) any perquisite, pension, or profit sharing benefits provided to Executive during such period pursuant to any plan generally applicable to other senior executives); and,

        3. In the case of termination pursuant to item (iii) or item, Executive shall be entitled to receive full compensation under Section 2.01 for the portion of the Employment period through the date of such termination and Incentive Compensation under Section 2.02 through the end of the fiscal year preceding the fiscal year in which such termination occurs, plus reimbursement for his expenses under Section 2.06.

        A termination by Company pursuant to item (ii) shall not constitute evidence that Executive has breached his obligations under this Agreement.

        Section 3.02. Death. In the event of the death of Executive during the Employment Period, his Designated Successors shall be entitled to receive any accrued and unpaid compensation under Sections 2.01 and 2.02, any reimbursed expenses under Section 2.06.

        Section 3.03. Definitions of Certain Terms. "Total and Permanent Incapacity" shall mean such physical or mental condition of Executive as is expected to continue indefinitely and which renders Executive incapable of performing any substantial portion of the services contemplated hereby (as confirmed by competent medical evidence). ("Serious Misconduct" shall mean embezzlement or misappropriation of corporate funds, other act of dishonesty, willful refusal to perform, or substantial regard of the significant duties assigned pursuant to Section 1 or significant violation of Executive's duty of loyalty to the Companies.

                                   ARTICLE IV

                                CHANGE OF CONTROL

        Section 4.01. Performance of Special Duties: Continuance of Employment. Company and Executive acknowledge that if Company should receive, or should otherwise acquire information with respect to, any proposal by, from or on behalf of any person concerning a possible business combination with Company, or an acquisition of all or a substantial portion of the equity securities (or securities convertible into such equity securities) of Company, it will be in the best interests of Company and Board that they be able to rely upon Executive to continue as Vice President of Company, its stockholders, employees, customers, and suppliers, without concern as to whether he might be hindered or distracted by his personal circumstances and by the risks created to him by any such proposal; and (ii) to perform, in addition to his regular duties, such undertaking and assistance in the assessment of any such proposal, and to undertake such other actions, including litigation, as the Board might determine to be in the best interests of Company, its stockholders, employees, customers, and suppliers. Accordingly, in the event that any person initiates a tender or exchange offer, makes a substantial purchase of Company's equity securities, circulates any proxy or proxy statement to the stockholders of Company, or takes any other action for the purpose of effecting a "Change of Control" (as hereinafter defined) of Company, Executive agrees that he will not voluntarily leave the employ of Company, and will perform all of the services contemplated by the first sentence of this Section 4.01, until such person either has abandoned or terminated its efforts to effect such a Change of Control or until such a Change of Control has occurred; Provided, however, that nothing in this sentence shall be deemed to extend the Employment Period. If such a Change of Control shall occur, Executive may, within one year thereafter, elect to terminate the rights and obligations of the parties hereunder by written notice to Company (or its successor or assign); except as otherwise provided in the next sentence and in Section 5.03(D). In the event Executive exercises such election, the Employment Period shall terminate effective with such notice, but Executive shall be entitled to receive full compensation under Sections 2.01 and 2.02 for the portion of the Employment Period through the date of such termination, plus termination for his expenses under Section 2.06.

        Section 4.02. Special Payment. In the event Executive's employment with Company terminates for any reason, whether voluntary or involuntary (other than as a consequence of his Total and Permanent Incapacity or death [as provided in Sections 3.01 and 3.02] or the expiration of the Employment Period), within one year after a Change of Control of Company, then notwithstanding the provisions of Section 3.01, Company shall pay to Executive, on or before the last day of his employment by Company, as compensation for services rendered hereunder, cash (subject to any applicable payroll or other taxes required to be withheld) in an amount equal to 2.99 times his then Basic Compensation. Company's payment obligation under this Section 4.02 shall be unconditional; Executive shall not be required to seek other employment or otherwise mitigate such obligation; and any compensation received by Executive from another employer shall not reduce the amount payable to Executive under this Section 4.02.

        Section 4.03. Definition of Certain Terms. A "Change of Control", of Company shall be deemed to have occurred if. (i) any person, including a "group" within the meaning of Section 13(d) (e) of the Securities Exchange Act of 1934, as amended, acquires the beneficial ownership of, and the right to vote, shares having at least 25 percent of the aggregate voting power of the class or classes of capital stock of Company having the ordinary and sufficient voting power (not depending upon the happening of a contingency) to elect at least a majority of the directors of the Board; or (ii) as the result of any tender of exchange offer, substantial purchase of Company's equity securities, merger, consolidation, sale of assets, or contested election, or any combination of the foregoing transactions, the persons who were directors of Company immediately prior to such transaction or transactions shall not constitute a majority of the Board (or of the board of directors of any successor to or assign of Company) immediately after the next meeting of stockholders of Company (or such successor assign) following such transaction.

                                    ARTICLE V

                NONCOMPETITION AND PROPERTY RIGHTS OF THE PARTIES

        Section 5.01. Non-Competition. Commencing from the date of the signing of this Agreement, the Executive agrees that during the Employment period and for a period of one year thereafter that he:

        A. Shall not engage in any activities, whether as employer, proprietor, partner, stockholder (other than the holder of less than 5 percent of the stock of a corporation the securities of which are traded on a national securities exchange or in the over-the-counter market), director, officer, employees, or otherwise, in competition with (1) the businesses conducted at the date hereof by the Companies; or (2) any business in which Companies are substantially engage at any time during the Employment Period;

        B. Shall not solicit, in competition with Companies, any person who is a customer of the businesses conducted by Companies at the date hereof, or of any business in which Companies are substantially engaged at any time during the Employment Period; and

        C. Shall not induce or attempt to persuade any employee of companies to terminate his or her employment relationship in order to enter into competitive employment.

        Section 5.02. Trade Secrets: Executive shall not, at any time during the Employment Period or thereafter, make use of any bidding information (or computer programs thereof) of any of Companies, nor divulge any trade secrets or other confidential information of any of Companies, except to the extent that such information becomes a matter of public record, is published in a newspaper, magazine, or other periodical available to the general public or as the Board may so authorize in writing; and when Executive shall cease to be employed by Company, Executive shall surrender to Company all records and other documents obtained by him or entrusted to him during the course of his employment hereunder (together with all copies thereof) which pertain specifically to any of the businesses covered by the covenants in Section 5.01 or which were paid for by any of Companies; provided, however, that Executive may retain copies of such documents as necessary for Executive's personal records for federal income tax purposes or, with the approval of the Board, for other purposes relating to Executive's legal affairs, which approval shall not be unreasonably withheld.

        Section 5.03. Scope of Covenants: Remedies: The following provisions shall apply to the covenants of Executive contained in Section 5.01 and 5.02:

        A. The covenants contained in paragraphs (A) and (B) of Section 5.01 shall apply within all the territories in which any of Companies are actively engaged in the conduct of business during the Employment Period, including, without limitation, the territories in which customers are then being solicited;

        B. Without limiting the right of Company to pursue all other legal and equitable remedies available for violation by Executive of the covenants contained in Sections 5.01 and 5.02, it is expressly agreed by Executive and Company that such other remedies cannot fully compensate Company for any such violation and that Company shall be entitled to injunctive relief to prevent any such violation or any continuing violation thereof;

        C. Each party intends and agrees that if in any action before any court or agency legally empowered to enforce the covenants contained in Sections 501 and 502, any term, restriction, covenant, or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency; and,

        D. The covenants contained in Sections 5.01 and 5.02 shall survive the conclusion of Executive's employment by Company.

        Section 5.04. Disclosure of Inventions and Discoveries. Executive promises and agrees that he will promptly and fully inform the Company of and disclose to the Company all inventions, design improvements, and discoveries that he makes during the terms of this agreement, whether individually or jointly in collaboration with other, which pertain or relate to the Company's business or to any experimental work carried on by the Company, whether or not conceived during regular working hours.

        Section 5.05. Ownership of Work Product.

(A) Executive agrees that any and all intellectual properties, including but not limited to, all ideas, contacts, themes, inventions, design improvements, and discoveries conceived, developed, or written by Executive, either individually or jointly in collaboration with others, which pertain or relate the business of the Company, shall belong to and be the sole and exclusive property of the Company.

(B) Executive further agrees to submit any dispute regarding whether any intellectual property was conceived, developed, or written pursuant to this agreement to a review process pursuant to the Company's rules and policies.

(C) Executive agrees that all rights in all intellectual properties prepared by him pursuant to this agreement and in the field of business of the Company, including patent rights and copyrights applicable to any of the intellectual properties described in Section 5.04 above, shall belong exclusively to the Company, shall constitute "works made for hire," and shall be assigned promptly by the Executive to the Company. Executive further agrees to assist the Company in obtaining patents on all such inventions, designs, improvements, and discoveries that are patentable or registration on all such works of creation that are copyrightable, and shall execute all documents and do all things necessary to obtain patent or copyright registration, vest the Company with full and exclusive title, and protect against infringement by others.

(D) This Section shall not apply to intellectual properties or rights therein derived from Executive's activities or employment prior to the time of execution of this contract. The Company agrees that those preexisting rights are and shall continue to be the exclusive property of Executive and disclaims any claim of rights of any nature whatsoever thereto.

        This section shall not apply to assign to Company any of Executive's rights in any invention that Executive develops entirely on his own time without using Company's trade secret information, except for inventions that relate at the time that the invention is conceived or reduced to practice, to Company's business or to actual or demonstrably anticipate research or development of Company.

                                   ARTICLE VI

                         REIMBURSABLE EMPLOYEE EXPENSES

        Section 6.01 Moving Expenses. In the event that during the term of this agreement, Executive is transferred by the Company to a new principal place of work at least 100 miles farther from his residence at the time of transfer ("current residence") than his principal place of work at the time of the transfer, the Company shall reimburse Executive for all reasonable expenses incurred for:

(D) The expenses of one round-trip, including meals and lodging, by Executive and Executive's spouse and minor children, from the current residence to the general location of the new principal place of work for the principal purpose of searching for a new residence.

(E) The expenses of a one-way trip, including meals and lodging, by Executive and Executive's spouse and minor children, from the current residence to the new place of residence.

(F) Moving the household goods and personal effects of Executive and executive's spouse and minor children from the current residence to the new place of residence.

        Section 6.02. Office and Equipment. During the term of this contract the company shall furnish to Executive a suitable office, stenographic help, postage, telephone, and the usual equipment, supplies and services needed for a modern office to function in an efficient manner. All of the Expenses of procurement, operation and maintenance of the items in this section are to be paid by the Company.

                                   ARTICLE VII

                               GENERAL PROVISIONS

        Section 7.01. Services As Officer Or Director. During the Employment Period, Executive shall, if elected or appointed as a director of Company and as an officer and/or director of all current and future subsidiaries or affiliates of Company, shall serve without any additional compensation apart from that which the position already provides.

        Section 7.02. Notices. Any notice or request required or permitted to be given hereunder shall be sufficient if in writing and delivered personally or sent by registered mail, return receipt requested, to the addresses hereinabove set forth, or to any such address designated by either party by notice similarly given. Such notice shall be deemed to have been given upon the personal delivery of such mailing thereof, as the case may be.

        Section 7.03. Assignment and Succession. The rights and obligations of Company under this Agreement shall inure to the benefit of and be binding upon its successors and assigns, and Executive's rights and obligations hereunder shall inure to the benefit of and be binding upon his successors, heirs, executors, administrators, legal representatives, assigns and guardians and any other person asserting any rights under Section 2.05.

        Section 7.04. Headings. The Article, Section, paragraph, and subparagraph headings are for convenience of reference only and shall not define or limit the provisions hereof.

        Section 7.05. Applicable Law. This Agreement shall at all times be governed by and construed, interpreted, and enforced in accordance with the laws of the State of Arkansas.

        Section 7.06. Attorney's Fees and Costs. If any legal action is necessary to enforce or interpret the terms of this agreement, the prevailing parry shall be entitled to reasonable attorney's fees, costs, and necessary disbursements in addition to any other relief to which he may be entitled. This provision shall be construed as applicable to the entire contract.

        Section 7.07. Partial Invalidity. If any provision in this agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

IN WITNESS WHEREOF, Company has caused this Agreement to be signed by its duly authorized officer and Executive has signed this Agreement as of the day and year first above written. THERMOENERGY CORPORATION

                                            By:  /s/ Dennis C. Cossey, CEO
                                                 ----------------------------
                                            Date:  9/11/01
                                                   -------
EXECUTIVE

By:  /s/ William D. McCabe
     ------------------------
Date:  9/11/01
       -------